UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2005

RELIV INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11768	37-1172197
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

136 Chesterfield Industrial Boulevard, Chesterfield, MO	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (636) 537-9715

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item No. 1.01 Entry Into a Material Definitive Agreement

Issuer Repurchases of Common Stock Pursuant to Trading Plan

On April 18, 2005, as part of a share repurchase program, the Registrant entered into a Rule 10b5-1 trading plan with The Seidler Companies (“Seidler”). Pursuant to the plan, the Registrant agreed to repurchase up to an aggregate of 200,000 shares of its $.001 par value common stock at a price of not more than $12.00 per share. From and including April 18, 2005 through August 31, 2005, the trading plan authorizes daily share repurchases equal to the lesser of (a) 6,000 shares, (b) the Exchange Act Rule 10b-18(b)(4) limit (25% of prior 4 weeks’ average daily trading volume), or 33% of the current trading day’s trading volume. During each trading day of the above-referenced trading period, Seidler will use its best efforts to effect a purchase or purchases of the above-referenced daily share repurchase amount.

The trading plan, which appears as Exhibit 10.1 to this report, is incorporated by reference in response to this Item 1.01

Item 9.01 Financial Statements and Exhibits

(c)	See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reliv International, Inc.
(Registrant)

Date: April 19, 2005	By: /s/Robert L. Montgomery
Robert L. Montgomery
Chief Executive Officer

EXHIBIT INDEX

10.1        Rule 10b5-1 Stock Repurchase Plan between Reliv International, Inc. and The Seidler Companies dated April 18, 2005